EXHIBIT 10.4
KAYDON CORPORATION
1999 LONG TERM STOCK INCENTIVE PLAN
(Amended and Restated Effective October 25, 2007)
Section 1. Purposes. The purposes of the 1999 Long Term Stock Incentive Plan (the “Plan”) are to encourage selected employees of, and Consultants to, Kaydon Corporation (the “Company”) and its Subsidiaries to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its Subsidiaries to attract and retain highly qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.
     (b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” means the occurrence of any of the following events:
     (i) 50% Stock. The acquisition, by a person or Persons Acting as a Group, of stock of the Company that together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Company;
     (ii) 35% Stock. The acquisition, by a person or Persons Acting as a Group, of ownership of stock of the Company that constitutes 35% or more of the total voting power of Company’s stock in a single transaction or within a twelve month period ending with the most recent acquisition;
     (iii) Directors. The majority of members of the Board being replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election;
     (iv) Assets. The acquisition, by a person or Persons Acting as a Group, of the Company’s assets that have a total gross fair market value equal to or exceeding forty percent (40%) of the total gross fair market value of Company’s assets in a single transaction or within a twelve month period ending with the most recent acquisition. For the purpose of this section, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

     (v) Merger. A reorganization, merger or consolidation of the Company, the substantive effect of which is a Change in Control under any of subsections (i), (ii), (iii) or (iv) above, unless with or into a Permitted Successor.
     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (f) “Committee” shall mean the Compensation Committee of the Company, each of the members of which is a “non-employee director” within the meaning of Rule 16b-3.
     (g) “Consultant” shall mean any individual performing bona fide services for the Company (other than services in connection with the offer or sale of securities in a capital-raising transaction) including former and prospective employees of the Company and any other individuals designated as such by the Committee.
     (h) “Continuing Directors” are the individuals constituting the Board as of the date this Amended and Restated Plan was adopted by the Board and any subsequent directors whose election or nomination for election by the Company’s stockholders was approved by a vote of two-thirds of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
     (i) “Disability” means the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. To the extent required hereunder, the determination of Disability shall be made by a medical board certified physician selected by the Company and acceptable to the Participant (or the Participant’s legal representative, if one has been appointed), provided such agreement as to acceptability shall not be unreasonably withheld.
     (j) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
     (k) “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.
     (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (m) “Excluded Holder” means any Person who at the time this Amended and Restated Plan was adopted by the Board was the beneficial owner of 20% or more of the outstanding common stock of the Company; or the Company, a Subsidiary or any Employee Benefit Plan of

the Company or a Subsidiary or any trust holding such common stock or other securities pursuant to the terms of an Employee Benefit Plan.
     (n) “Fair Market Value” means, as of any date, if there is then a public market for the Shares, the closing price of the Shares as reported on the New York Stock Exchange (“NYSE”) or such other national or regional securities exchange or market system constituting the primary market for the Shares. If the relevant date does not fall on a day on which the Shares are trading on NYSE or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date. If there is then no public market for the Shares, the Fair Market Value on any relevant date shall be as determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.
     (o) “Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
     (p) “Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     (q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (r) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.
     (s) “Participant” shall mean an employee of, or Consultant to, the Company or any Subsidiary designated to be granted an Award under the Plan.
     (t) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
     (u) “Permitted Successor” means a corporation which, immediately following the consummation of a transaction specified in the definition of “Change in Control” above, satisfies each of the following criteria:
     (i) Stock. Sixty percent or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Company’s outstanding common stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction;
     (ii) Limitation. No Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any subsidiary of the corporation and any Employee Benefit Plan of the corporation or any such subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such Employee Benefit Plan); and
     (iii) Board. At least a majority of the board of directors is comprised of Continuing Directors.
     (v) “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
     (w) “Persons Acting as a Group” means owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock (or assets), or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock (or assets), or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering, or purchase assets of the same corporation at the same time.
     (x) “Restricted Period” shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.
     (y) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
     (z) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.
     (aa) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.
     (bb) “Section 16” shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.
     (cc) “Shares” shall mean the Company’s common stock, par value $.10 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(c) of the Plan.
     (dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
     (ee) “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

Section 3. Administration. The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee’s authority shall include without limitation the power to:
     (a) designate Participants;
     (b) determine the types of Awards to be granted;
     (c) determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;
     (d) determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;
     (e) determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; provided, however, that the Committee shall not accept the tender of Shares that have been held by the Participant for less than six months;
     (f) determine subject to compliance with any restrictions under Code Section 409A (and as specifically provided in any Award Agreement hereunder), how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
     (g) determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;
     (h) prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;
     (i) designate Options granted to key employees of the Company or its Subsidiaries as Incentive Stock Options;
     (j) interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;
     (k) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;
     (l) decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;
     (m) make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Subsidiaries, Participants, beneficiaries of Awards and stockholders of the Company.
Section 4. Shares Available for Awards
(a) Shares Available. Subject to adjustment as provided in Section 4(c):
     (i) Initial Authorization. There shall be 2,000,000 Shares initially available for issuance under the Plan.
     (ii) Acquired Shares. In addition to the amount set forth above, up to 2,000,000 Shares acquired by the Company subsequent to the effectiveness of the Plan as full or partial payment for the exercise price for an Option or any other stock option granted by the Company, or acquired by the Company, in open market transactions or otherwise, in connection with the Plan or any Award hereunder or any other employee stock option or restricted stock issued by the Company may thereafter be included in the Shares available for Awards. If any Shares covered by an Award or to which an Award relates are forfeited, or if an Award expires, terminates or is canceled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan by reason of such Award, to the extent of any such forfeiture, expiration, termination or cancellation, may thereafter be available for further granting of Awards and included as acquired Shares for purposes of the preceding sentence.
     (iii) Accounting for Awards. For purposes of this Section 4,
     (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan to the extent determinable on such date and insofar as the number of Shares is not then determinable under procedures adopted by the Committee consistent with the purposes of the Plan; and
     (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;
provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or restricted stock awards or stock options granted under any other plan of the Company may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company or its Subsidiaries, and any Awards that are granted by, or become obligations of, the

Company, through the assumption by the Company of, or in substitution for, outstanding restricted stock awards or stock options previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are directors or officers of the Company for purposes of Section 16, be counted against the Shares available for granting Awards under the Plan.
     (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of Shares reacquired by the Company, including but not limited to Shares purchased on the open market.
     (b) Individual Stock-Based Awards. Subject to adjustment as provided in Section 4(c), no Participant may receive stock-based Awards under the Plan during any three consecutive calendar years that relate to more than 500,000 Shares. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any cash-based Award which may be granted to any Participant.
     (c) Adjustments. Subject to compliance with any restrictions under Code Section 409A, upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall have the authority to make such adjustment, if any, in such manner as it deems appropriate, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and (iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
Section 5. Eligibility. Any employee of, or Consultant to, the Company or any Subsidiary, including any officer of the Company (who may also be a director, but excluding a member of the Committee, any person who serves only as a director of the Company and any Consultant to the Company or a Subsidiary who is also a director of the Company and who is not rendering services pursuant to a written agreement with the entity in question), as may be selected from time to time by the Committee or by the directors to whom authority may be delegated pursuant to Section 3 hereof in its or their discretion, is eligible to be designated a Participant.
Section 6. Awards
     (a) Options. The Committee is authorized to grant Options to Participants to purchase Shares of the Company.
     (i) Committee Determinations. Subject to the terms of the Plan, the Committee shall determine:

     (A) the purchase price per Share under each Option; provided, that no Option will be granted with an exercise price that is below the Fair Market Value of the Shares on the date such Option is granted;
     (B) the term of each Option; and
     (C) the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
Subject to the terms of the Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate, and as shall be set forth in the Award Agreement therefor.
(ii) Other Terms. Unless otherwise determined by the Committee:
     (A) A Participant electing to exercise an Option shall give written notice to the Company, as may be specified by the Committee, of exercise of the Option and the number of Shares elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall tender the purchase price of the Shares elected for exercise.
     (B) At the time of exercise of an Option payment in full in cash shall be made for all Shares then being purchased. At the discretion of the Committee, as set forth in a Participant’s Award Agreement, any Option granted under the Plan may be deemed exercised by delivery to the Company of a properly executed exercise notice, acceptable to the Committee, together with irrevocable instructions to the Participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.
     (C) The Company shall not be obligated to issue any Shares unless and until:
     (1) if the class of Shares at the time is listed upon any stock exchange, the Shares to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and
     (2) in the opinion of the Company’s counsel there has been compliance with applicable law in connection with the issuance and delivery of Shares and such issuance shall have been approved by the Company’s counsel.
Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as the Company’s counsel may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as shall be in accordance with law and that the Participant will notify the Company of any intent to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.
     (D) If the employment of, or consulting arrangement with, a Participant terminates for any reason (including termination by reason of the fact that an entity is no longer a Subsidiary) other than the Participant’s death, the Participant may thereafter exercise the Option as provided below, except that the Committee may terminate the unexercised portion of the Option concurrently with or at any time following termination of the employment or consulting arrangement (including termination of employment upon a change of status from employee to Consultant) if it shall determine that the Participant has engaged in any activity detrimental to the interests of the Company or a Subsidiary. If such termination is voluntary on the part of the Participant, the option may be exercised only within ten days after the date of termination. If such termination is involuntary on the part of the Participant, if an employee retires or if the employment or consulting relationship is terminated by reason of Disability, the Option may be exercised within three months after the date of termination or retirement; provided, however, that at the Committee’s discretion, Options held by a retiree of the Company may continue to vest in accordance with the Option vesting schedule in effect prior to such Participant’s retirement (however any Incentive Stock Option would automatically convert to a Non-Qualified Option after the three-month period after retirement). For purposes of this Paragraph (D), a Participant’s employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Subsidiaries, or (iii) by virtue of a change of status from employee to Consultant or from Consultant to employee, except as provided above.
     (E) If a Participant dies at a time when entitled to exercise an Option, then at any time or times within one year after death such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to death. The Company may decline to deliver Shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such Option shall expire at the end of such period.

     (F) An Option may be exercised only if and to the extent such Option was exercisable at the date of termination of employment or the consulting arrangement, and an Option may not be exercised at a time when the Option would not have been exercisable had the employment or consulting arrangement continued.
     (iii) Restoration Options. Subject to compliance with any restrictions under Code Section 409A, the Committee may grant a Participant the right to receive a restoration Option with respect to an Option or any other option granted by the Company. Unless the Committee shall otherwise determine, a restoration Option shall provide that the underlying option must be exercised while the Participant is an employee of or Consultant to the Company or a Subsidiary and the number of Shares which are subject to a restoration Option shall not exceed the number of whole Shares exchanged in payment of the original option.
     (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise, over (ii) the grant price of the right as specified by the Committee; provided, that no such Stock Appreciation Right will be granted with an exercise price that is below the Fair Market Value of the Shares on the date such right is granted. Subject to the terms of the Plan, the Committee shall determine the grant price, term, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, and as shall be set forth in the Award Agreement therefor.
     (c) Restricted Stock and Restricted Stock Units.
     (i) Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, other securities or other property, in each case subject to the termination of the Restricted Period determined by the Committee.
     (ii) Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any Shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Award Agreement. Subject to the aforementioned restrictions and the provisions of the Plan, Participants shall have all of the rights of a stockholder with respect to Shares of Restricted Stock. In addition, any Award Agreement with respect to an Award of Restricted Stock Units shall set forth the specific time that payment of such Award will be made upon the lapsing of any restrictions and the form of payment thereunder, in compliance with any applicable restrictions under Code Section 409A; including the requirement that any payment upon a “specified employee’s” termination of employment be delayed for six months.
     (iii) Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.
     (iv) Forfeiture. Except as otherwise determined by the Committee:
     (A) If the employment of, or consulting arrangement with, a Participant terminates for any reason (including termination by reason of the fact that any entity is no longer a Subsidiary), other than the Participant’s death or Disability or, in the case of an employee, retirement, all Shares of Restricted Stock theretofore awarded to the Participant which are still subject to restrictions shall upon such termination of employment or the consulting relationship be forfeited and transferred back to the Company. Notwithstanding the foregoing or Paragraph (C) below, if a Participant continues to hold an Award of Restricted Stock following termination of the employment or consulting arrangement (including retirement and termination of employment upon a change of status from employee to Consultant), the Shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the Participant has engaged in any activity detrimental to the interests of the Company or a Subsidiary. For purposes of this Paragraph (A), a Participant’s employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Subsidiaries, or (iii) by virtue of a change of status from employee to Consultant or from Consultant to employee, except as provided above.
     (B) If a Participant ceases to be employed or retained by the Company or a Subsidiary by reason of death or Disability or if following retirement a Participant continues to have rights under an Award of Restricted Stock and thereafter dies, the restrictions contained in the Award shall lapse with respect to such Restricted Stock.
     (C) If an employee ceases to be employed by the Company or a Subsidiary by reason of retirement, the restrictions contained in the Award of Restricted Stock shall continue to lapse in the same manner as though employment had not terminated.

     (D) At the expiration of the Restricted Period as to Shares covered by an Award of Restricted Stock, the Company shall deliver the Shares as to which the Restricted Period has expired, as follows:
     (1) if an assignment to a trust has been made in accordance with Section 6(g)(iv)(B)(1), to such trust; or
     (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in a form approved by the Company, to the beneficiary so designated; or
     (3) in all other cases, to the Participant or the legal representative of the Participant’s estate.
     (d) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other property, and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, and as shall be set forth in the Award Agreement therefor, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and other terms and conditions shall be determined by the Committee. In addition, any Award Agreement with respect to a Performance Award shall set forth the specific time that payment of such Award will be made upon the satisfaction of any performance goals and/or period and the form of payment thereunder, in compliance with any applicable restrictions under Code Section 409A; including the requirement that any payment upon a “specified employee’s” termination of employment be delayed for six months.
     (e) Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, and as shall be set forth in the Award Agreement therefor, such Awards may have such terms and conditions as the Committee shall determine. In addition, any Award Agreement with respect to a Dividend Equivalent Award shall set forth the specific time that payment of such Award will be made and the form of payment thereunder, in compliance with any applicable restrictions under Code Section 409A; including the requirement that any payment upon a “specified employee’s” termination of employment be delayed for six months.
     (f) Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants to persons who are subject to Section 16 must comply with the provisions of Rule 16b-3. Subject to the terms of the Plan, and as shall be set forth in the Award Agreement therefor, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities or other property or any combination thereof, as the Committee shall determine. In addition, any Award Agreement with respect to any other stock-based Award shall set forth the specific time that payment of such Award will be made and the form of payment thereunder, in compliance with any applicable restrictions under Code Section 409A; including the requirement that any payment upon a “specified employee’s” termination of employment be delayed for six months.
(g) General.
     (i) No Cash Consideration for Awards. Except for Options and Stock Appreciation Rights Awards, Awards may be granted hereunder for no cash consideration or for such minimal cash consideration as may be required by applicable law.
     (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, and as shall be set forth in the Award Agreement therefor, be granted either alone or in addition to, in tandem with or in substitution (subject to compliance with any restrictions under Code Section 409A) for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and as shall be set forth in any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. In addition, any Award Agreement hereunder, other than for an Award of Options, Stock Appreciation Rights or Restricted Stock, shall set forth the specific time that payment of such Award will be made and the form of payment thereunder, in compliance with any applicable restrictions under Code Section 409A; including the requirement that any payment upon a “specified employee’s” termination of employment be delayed for six months.
     (iv) Limits on Transfer of Awards.

     (A) Except as the Committee may otherwise determine, no Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.
     (B) Notwithstanding the provisions of Paragraph (A) above:
     (1) Except as set forth in Paragraph (2) below, a Participant may assign or transfer a Non-Qualified Stock Option or rights under an Award of Restricted Stock:
•	to a beneficiary designated by the Participant in writing on a form approved by the Committee;

•	by will or the applicable laws of descent and distribution to the personal representative, executor or administrator of the Participant’s estate; or

•	to a revocable grantor trust established by the Participant for the sole benefit of the Participant during the Participant’s life, and under the terms of which the Participant is and remains the sole trustee until death or Disability. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Award may be assigned, for the purpose of determining compensation arising by reason of the Award, shall continue to be considered an employee or Consultant, as the case may be, of the Company or a Subsidiary, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

     (2) The Committee shall not permit directors or officers of the Company for purposes of Section 16 to transfer or assign Awards except as permitted under Rule 16b-3.
     (C) The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, the personal representatives of the Participant’s estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant’s irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award, subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.
     (v) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (vi) Change in Control. Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, upon a Change in Control (as defined above) the vesting of all rights of Participants under outstanding Awards shall be accelerated and all restrictions thereon shall terminate in order that Participants may fully realize the benefits thereunder, in the manner otherwise provided for as to the time and form of payment in the Participant’s Award Agreement. Such acceleration shall include, without limitation, the immediate exercisability in full of all Options and Stock Appreciation Rights and the termination of restrictions on Restricted Stock and Restricted Stock Units. Further, in addition to the Committee’s authority set forth in Section 4(c) and subject to compliance with any restrictions under Code Section 409A, the Committee (as constituted before such Change in Control) is authorized and has sole discretion, as to any Award of Options, Stock Appreciation Rights or Restricted Stock, to take any one or more of the following actions: (i) provide for the purchase of any such Award, upon the Participant’s request, for an amount of cash equal to the net value of such Award to the holder thereof (taking into account any exercise price with respect to such Award and the Fair Market Value of the Shares as of that time) that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.
     (vii) Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, any Award of Options, Stock Appreciation Rights or Restricted Stock outstanding hereunder may at any time be canceled in the Committee’s sole discretion upon payment of the net value of such Award to the holder thereof in cash (taking into account any exercise price with respect to such Award and the Fair Market Value of the Shares as of that time).
Section 7. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
     (a) Amendments to the Plan. The Board may amend the Plan and the Board or the Committee may amend any outstanding Award; provided, however, that without the consent of affected Participants, no amendment of the Plan or of any Award may impair the rights of Participants under outstanding Awards.
     (b) Waivers. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.
     (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to compliance with any restrictions under Code Section 409A, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.
     (d) Correction of Defects, Omissions, and Inconsistencies. Subject to compliance with any restrictions under Code Section 409A, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.
Section 8. General Provisions
     (a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.
     (b) Withholding. The Company or any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the

Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. In no event shall the Company or any Subsidiary withhold from an Award under the Plan more Shares than are required to meet the established minimum tax withholding requirements of federal, state and local obligations.
     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other written agreement with the Participant.
     (e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.
     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and subject to compliance with any restrictions under Code Section 409A, the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 9. Effective Date of the Plan. The Plan was originally effective as of April 30, 1999, the date of its approval by the Company’s stockholders. The Plan is hereby amended and restated effective October 25, 2007, by Board action, in compliance with the provisions of Section 7(a) hereof.